Exhibit 1.01

Conflict Minerals Report

Citrix Systems, Inc. has included this Conflict Minerals Report as an exhibit to its Form SD for 2021 as provided for in Rule 13p-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Form SD (collectively, the “Conflict Minerals Rule”).

Unless the context indicates otherwise, the terms “Citrix,” “we,” “its,” “us,” and “our” refer to Citrix Systems, Inc. and its consolidated subsidiaries. As used herein and consistent with the Conflict Minerals Rule, “Conflict Minerals” or “3TG” are columbite-tantalite (coltan), cassiterite, gold, wolframite and the derivatives tantalum, tin and tungsten, without regard to the location of origin of the minerals or derivative metals.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. In particular, statements contained in this document that are not historical facts, including, but not limited to, statements concerning the additional steps that we intend to take to mitigate the risk that our necessary 3TG benefit armed groups, constitute forward-looking statements and are made under the safe harbor provisions of Section 27A of the Securities Act and Section 21E of the Exchange Act.

Forward-looking statements are subject to risks and uncertainties that could cause actual actions or performance to differ materially from those expressed in the forward-looking statements. These risks and uncertainties may include, but are not limited to, the continued implementation of satisfactory traceability and other compliance measures by our direct and indirect suppliers on a timely basis or at all, whether smelters and refiners and other market participants responsibly source 3TG and political and regulatory developments, whether in the Democratic Republic of the Congo (the “DRC”) region, the United States or elsewhere. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made.

Applicability of the Conflict Minerals Rule to Our Company

Citrix is an enterprise software company focused on helping organizations deliver a consistent and secure work experience no matter where work needs to get done – in the office, at home, or in the field. We do this by delivering a digital workspace solution that provides unified, reliable and secure access to all work resources (apps, content, etc.) and simplifies work execution and collaboration across every work channel, device and location. Our Workspace solutions are complemented by our general work solutions, such as content collaboration and collaborative work management solutions, and our App Delivery and Security solutions, which deliver the applications and data employees need across any network with security, reliability and speed. Most of our products consist solely of software and do not contain a physical component and therefore do not contain 3TG. Accordingly, substantially all of our products are out of scope for purposes of the Conflict Minerals Rule.

Although substantially all of our products are out of scope for purposes of the Conflict Minerals Rule, we identified a limited number of hardware components with necessary 3TG content in the products that we contracted to manufacture in 2021. These in-scope products consisted of physical networking products (“In-Scope Products”). We did not directly source the 3TG in these In-Scope Products, and we make no purchases from mines in the DRC or any of its adjoining countries (the “Covered Countries”) or from any smelters or refiners. The 3TG were sourced, either directly or indirectly, by the manufacturers of the In-Scope Products and we believe that we are, in most cases, many levels removed from such mines, smelters or refiners. While, practically speaking, we have limited influence over the sourcing of the 3TG in our In-Scope Products, through the efforts described in this Conflict Minerals Report, we seek to ensure that our sourcing practices are consistent with our Conflict Minerals Policy (which is discussed below under “Our Conflict Minerals Policy”), promote transparency and traceability and encourage conflict free sourcing in our supply chain.

For 2021, we were unable to determine the origin of at least a portion of the 3TG that were necessary to the functionality or production of each of our In-Scope Products. None of the necessary 3TG contained in our In-Scope Products were determined by us to directly or indirectly finance or benefit armed groups in the Covered Countries. However, we did not conclude that any of our products were “DRC conflict free.” The terms “adjoining country,” “armed group,” and “DRC conflict free” have the meanings contained in the Conflict Minerals Rule. Smelter, refiner and country of origin information for 2021 is provided under “Product Information” below.

Our Conflict Minerals Policy

We have adopted a company policy relating to 3TG (the “Conflict Minerals Policy”). The Conflict Minerals Policy includes, but is not limited to, our expectations that our suppliers:

1.	adopt a policy of responsible sourcing of minerals and pass this requirement through their supply chain;

2.	implement due diligence processes to support that policy;

3.	source minerals from socially responsible suppliers; and

4.	provide us all information we may request regarding the sourcing of minerals in products supplied to us.

The Conflict Minerals Policy indicates that, if we become aware of a supplier who is not in compliance with the foregoing expectations, then we will take appropriate action to remedy the situation, including reassessment of supplier relationships.

Our Conflict Minerals Policy also contains an email address for employees, suppliers and other interested parties to report violations of the policy electronically. The email address is compliance.prime@citrix.com.

We do not support embargos of 3TG from the DRC region, but rather encourage our suppliers to continue to source responsibly from that region.

Reasonable Country of Origin Inquiry Information

As required by the Conflict Minerals Rule, for 2021, we conducted a “reasonable country of origin inquiry.” For our reasonable country of origin inquiry, to the extent applicable, we utilized the same processes and procedures as for our due diligence, in particular Steps 1 and 2 of the OECD Guidance (as defined below) design framework, which are described below in this Conflict Minerals Report.

Our outreach included, with respect to the In-Scope Products, all of those suppliers (the “Suppliers”) that we identified as having provided us with components, parts or products that contain 3TG or that we believe may have provided us with components, parts or products that contain 3TG. In connection with our scoping determination, we looked at product specifications, made supplier inquiries and utilized other information known to us regarding the materials composition of our products.

For 2021, the Suppliers identified to us 189 smelters and refiners that processed or may have processed the necessary 3TG contained in our In-Scope Products. Based on our reasonable country of origin inquiry, we concluded that 82 of these smelters and refiners sourced entirely from outside of the Covered Countries, including from recycled or scrap sources, as described under “Product Information – Smelter, Refiner and Country of Origin Information.” Our conclusion was based on information provided by the Responsible Minerals Initiative (the “RMI”) to its members.

Pursuant to the Conflict Minerals Rule, based on the results of our reasonable country of origin inquiry, we exercised due diligence for 2021. These due diligence efforts are discussed below.

Due Diligence Measures

Design Framework

We utilize due diligence measures relating to 3TG that are intended to conform with, in all material respects, the criteria set forth in the Organisation for Economic Co-operation and Development’s Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the Supplement on Tin, Tantalum and Tungsten and the Supplement on Gold (Third Edition) (the “OECD Guidance”).

The OECD Guidance has established a five-step framework for due diligence as a basis for responsible global supply chain management of minerals from conflict-affected and high-risk areas. Selected elements of our program are discussed below, but these are not all of the elements of the program that we have put in place to help ensure that the 3TG contained in our products are responsibly sourced.

Selected Elements of Design Framework and Due Diligence Program

Compliance Team

In support of our compliance efforts, we have a Conflict Minerals Reporting Oversight Committee (the “Committee”) that is charged with overseeing, implementing and providing feedback on our Conflict Minerals compliance strategy. The Committee consists of senior staff under our Executive Vice President and Chief Financial Officer and our Executive Vice President and Chief Legal Officer, who have executive leadership for our 3TG compliance program. Finance, legal and supply chain management are represented on the Committee. Certain members of the Committee and selected other internal personnel are trained on the Conflict Minerals Rule, the OECD Guidance, our compliance plan and the procedures for reviewing and validating supplier responses to our inquiries.

The Committee is supplemented by outside professionals. We utilize specialist outside counsel to advise us on certain aspects of our compliance. We also utilize a third-party to help us gather data from some suppliers.

Conflict Minerals Policy; Reporting Mechanism

As described above under “Our Conflict Minerals Policy,” we have adopted a Conflict Minerals Policy. We communicate the Conflict Minerals Policy internally to selected employees. The Conflict Minerals Policy also is communicated to direct suppliers and certain tier 2 suppliers with whom we have a direct relationship and that we determine to potentially be in-scope for purposes of our compliance. In addition, the Conflict Minerals Policy is posted on our website at https://www.citrix.com/content/dam/citrix/en_us/documents/about/conflict-minerals-policy.pdf. Our Conflict Minerals Policy contains an email address for employees, suppliers and other interested parties to report violations of the policy electronically. The email address is compliance.prime@citrix.com.

Records Storage and Retention

We have an internal electronic database for the maintenance of business records relating to 3TG due diligence, including records of due diligence processes, findings and resulting decisions. As contemplated by the OECD Guidance, our policy requires the maintenance of these records for at least five years.

Contract Terms with Suppliers

We have a contract addendum (the “Contract Addendum”) requiring relevant suppliers to agree to, among other things, (1) maintain, record and provide to us on request, traceability data and other information that we may request in order to facilitate our compliance with the Conflict Minerals Rule, (2) comply with our Conflict Minerals Policy and (3) adopt and maintain policies, due diligence frameworks and management systems that enable us to comply with our obligations under the Conflict Minerals Rule. The Contract Addendum was sent to suppliers with whom we already had contracts at the time that the addendum was developed and is included in new proposed contracts as determined to be appropriate by our legal department.

Identification, Assessment and Reporting of Supply Chain Risk

Following our scoping determination, we request that relevant suppliers provide us with information concerning the usage and source of the 3TG in the In-Scope Products they supply to us by submitting to us a completed copy of the Conflict Minerals Reporting Template (“Template”) developed by the RMI. We requested that the Suppliers furnish us with a completed Template at the product level. We followed up by email or phone with the Suppliers that did not provide a response within the specified time frame. Some of the requests were sent, and follow-up was performed on our behalf, by one of our tier 1 third-party manufacturers.

After we receive back the Template responses from suppliers, we review the responses. We, or one of our tier 1 third-party manufacturers on our behalf, follow up with suppliers that do not fully complete the Template or that submit a response that we determine contained errors or inaccuracies. If a supplier does not fully complete the Template or if we determine that the response contained errors or inaccuracies, we or the third-party manufacturer on our behalf requests that the supplier submit a revised response.

We reviewed the smelters and refiners identified to us by the Suppliers against those contained on the Smelter Look-up tab list of the Template and the lists of Conformant and Active (as defined later in this Conflict Minerals Report) smelters and refiners published by the RMI, as well as the country of origin information made available by the RMI to its members. For 2021, 178, or 94%, of the identified smelters and refiners in product level Template responses were listed as Conformant by the RMI as of May 10, 2022.

Based on the information furnished by the Suppliers and other information known to us, we assessed the risks of adverse impacts. The Committee reported the findings of its supply chain risk assessment to our Executive Vice President and Chief Financial Officer, our Executive Vice President and Chief Legal Officer and our internal management Disclosure Committee.

We determine on a case-by-case basis the appropriate risk mitigation strategy for any identified risks of a violation of our Conflict Minerals Policy. Potential outcomes under our risk mitigation strategy include continuing to work with the supplier while risks are addressed or reassessing the relationship with the supplier. Under our risk mitigation strategy, to the extent that risks that require mitigation are identified, if applicable, we will adopt procedures for monitoring and tracking the performance of the risk mitigation efforts and for reporting these efforts back to appropriate senior oversight personnel. Under our procedures, we also will undertake additional fact and risk assessments, as determined by the Committee, for risks that require mitigation or after a change of circumstances.

Independent Third-party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

We utilize and rely on information made available by the RMI concerning independent third-party audits of smelters and refiners to assess smelter and refiner due diligence and to determine whether identified smelters and refiners are Conformant. We are a member of the Responsible Business Alliance (the “RBA”), of which the RMI is an initiative.

Report on Supply Chain Due Diligence

We file a Form SD and a Conflict Minerals Report with the Securities and Exchange Commission and make these filings available on our corporate website.

Product Information

For 2021, we were unable to determine the origin of at least a portion of the necessary 3TG in each of our In-Scope Products (which are described earlier in this Conflict Minerals Report). Most of our products consist solely of software and do not contain a physical component, and therefore do not contain 3TG. For a further discussion of our products, see our Annual Report on Form 10-K for the fiscal year ended December 31, 2021. The information contained in our Form 10-K is not incorporated by reference into this Conflict Minerals Report or our Form SD and should not be considered part of this Conflict Minerals Report or our Form SD.

For 2021, none of the 3TG in our In-Scope Products was determined by us to have directly or indirectly financed or benefitted armed groups in the Covered Countries. An “armed group” under the Conflict Minerals Rule is an armed group that is identified as a perpetrator of serious human rights abuses in annual Country Reports on Human Rights Practices under sections 116(d) and 502B(b) of the Foreign Assistance Act of 1961 relating to the Covered Countries. However, we did not conclude that any of our products were “DRC conflict free.”

Smelter, Refiner and Country of Origin Information

The Suppliers identified to us the 189 facilities listed below that may have processed the necessary 3TG contained in our In-Scope Products during 2021. As of May 10, 2022, 178 of these facilities, or 94%, were listed as Conformant.

We depend upon our suppliers for information concerning the origin of the 3TG contained in our In-Scope Products. The smelters and refiners identified to us by the Suppliers may not be all of the smelters and refiners that were in our supply chain during 2021, since the Suppliers were not able to obtain smelter and refiner information from all of their direct and indirect suppliers, and since we did not receive responses from all of the Suppliers.

Smelter and Refiner Information (1)

Metal	Smelter Name	Country	ID	Status
Gold	Aida Chemical Industries Co., Ltd.	JAPAN	CID000019	Conformant
Gold	Agosi AG	GERMANY	CID000035	Conformant
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL	CID000058	Conformant
Gold	Argor-Heraeus S.A.	SWITZERLAND	CID000077	Conformant
Gold	Asahi Pretec Corp.	JAPAN	CID000082	Conformant
Gold	Asahi Refining Canada Ltd.	CANADA	CID000924	Conformant
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA	CID000920	Conformant
Gold	Asaka Riken Co., Ltd.	JAPAN	CID000090	Conformant
Gold	Aurubis AG	GERMANY	CID000113	Conformant
Gold	Bangalore Refinery	INDIA	CID002863	Conformant
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES	CID000128	Conformant
Gold	Boliden AB	SWEDEN	CID000157	Conformant
Gold	C. Hafner GmbH + Co. KG	GERMANY	CID000176	Conformant
Gold	CCR Refinery – Glencore Canada Corporation	CANADA	CID000185	Conformant
Gold	Chimet S.p.A.	ITALY	CID000233	Conformant
Gold	DODUCO Contacts and Refining GmbH	GERMANY	CID000362	Conformant
Gold	Dowa	JAPAN	CID000401	Conformant
Gold	Eco-System Recycling Co., Ltd. East Plant	JAPAN	CID000425	Conformant
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES	CID002561	Conformant
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA	CID002243	Conformant

Metal	Smelter Name	Country	ID	Status
Gold	Heimerle + Meule GmbH	GERMANY	CID000694	Conformant
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	CID000707	Conformant
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	CID000807	Conformant
Gold	Istanbul Gold Refinery	TURKEY	CID000814	Conformant
Gold	Japan Mint	JAPAN	CID000823	Conformant
Gold	Jiangxi Copper Co., Ltd.	CHINA	CID000855	Conformant
Gold	JSC Uralelectromed	RUSSIAN FEDERATION	CID000929	On Smelter Look-up Tab List Only
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	CID000937	Conformant
Gold	Kazzinc	KAZAKHSTAN	CID000957	Conformant
Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA	CID000969	Conformant
Gold	Kojima Chemicals Co., Ltd.	JAPAN	CID000981	Conformant
Gold	L’Orfebre S.A.	ANDORRA	CID002762	Conformant
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	CID001078	Conformant
Gold	Materion	UNITED STATES OF AMERICA	CID001113	Conformant
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	CID001119	Conformant
Gold	Metalor Technologies S.A.	SWITZERLAND	CID001153	Conformant
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	CID001149	Conformant
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	CID001152	Conformant
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	CID001147	Conformant
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA	CID001157	Conformant
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO	CID001161	Conformant
Gold	Mitsubishi Materials Corporation	JAPAN	CID001188	Conformant

Metal	Smelter Name	Country	ID	Status
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001193	Conformant
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION	CID001204	On Smelter Look-up Tab List Only
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY	CID001220	Conformant
Gold	Nihon Material Co., Ltd.	JAPAN	CID001259	Conformant
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN	CID001325	Conformant
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION	CID001326	On Smelter Look-up Tab List Only
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION	CID000493	On Smelter Look-up Tab List Only
Gold	PAMP S.A.	SWITZERLAND	CID001352	Conformant
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION	CID001386	On Smelter Look-up Tab List Only
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA	CID001397	Conformant
Gold	PX Precinox S.A.	SWITZERLAND	CID001498	Conformant
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA	CID001512	Conformant
Gold	Royal Canadian Mint	CANADA	CID001534	Conformant
Gold	SAXONIA Edelmetalle GmbH	GERMANY	CID002777	Conformant
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN	CID001585	Conformant
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	CID001622	Conformant
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA	CID001736	Conformant
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION	CID001756	On Smelter Look-up Tab List Only
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA	CID001761	Conformant

Metal	Smelter Name	Country	ID	Status
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	CID0001798	Conformant
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	CID001875	Conformant
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	CID0001916	Conformant
Gold	Tokuriki Honten Co., Ltd.	JAPAN	CID001938	Conformant
Gold	Umicore Precious Metals Thailand	THAILAND	CID002314	Conformant
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	CID001980	Conformant
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA	CID001993	Conformant
Gold	Valcambi S.A.	SWITZERLAND	CID002003	Conformant
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA	CID002030	Conformant
Gold	WIELAND Edelmetalle GmbH	GERMANY	CID002778	Conformant
Gold	Yamakin Co., Ltd.	JAPAN	CID002100	Conformant
Gold	Yokohama Metal Co., Ltd.	JAPAN	CID002129	Conformant
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	CID002224	Conformant
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA	CID000211	Conformant
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA	CID002504	Conformant
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA	CID000456	Conformant
Tantalum	F&X Electro-Materials Ltd.	CHINA	CID000460	Conformant
Tantalum	FIR Metals & Resource Ltd.	CHINA	CID002505	Conformant
Tantalum	Global Advanced Metals Aizu	JAPAN	CID002558	Conformant
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA	CID002557	Conformant

Metal	Smelter Name	Country	ID	Status
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY	CID002547	Conformant
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA	CID002548	Conformant
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA	CID002492	Conformant
Tantalum	Jiangxi Tuohong New Raw Material	CHINA	CID002842	Conformant
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA	CID000914	Conformant
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA	CID000917	Conformant
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA	CID002506	Conformant
Tantalum	AMG Brasil	BRAZIL	CID001076	Conformant
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA	CID001163	Conformant
Tantalum	Mineracao Taboca S.A.	BRAZIL	CID001175	Conformant
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN	CID001192	Conformant
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA	CID001277	Conformant
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION	CID001769	On Smelter Look-up Tab List Only
Tantalum	Taki Chemical Co., Ltd.	JAPAN	CID001869	Conformant
Tantalum	TANIOBIS Co., Ltd.	THAILAND	CID002544	Conformant
Tantalum	TANIOBIS GmbH	GERMANY	CID002545	Conformant
Tantalum	TANIOBIS Japan Co., Ltd.	JAPAN	CID002549	Conformant
Tantalum	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002550	Conformant
Tantalum	Telex Metals	UNITED STATES OF AMERICA	CID001891	Conformant
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN	CID001969	Conformant

Metal	Smelter Name	Country	ID	Status
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CHINA	CID000616	Conformant
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA	CID001522	Conformant
Tin	Alpha	UNITED STATES OF AMERICA	CID000292	Conformant
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA	CID000228	Conformant
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA	CID003190	Conformant
Tin	China Tin Group Co., Ltd.	CHINA	CID001070	Conformant
Tin	Dowa	JAPAN	CID000402	Conformant
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)	CID000438	Conformant
Tin	Fenix Metals	POLAND	CID000468	Conformant
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA	CID000942	Conformant
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	CID000538	Conformant
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA	CID001908	Conformant
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA	CID000555	Conformant
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA	CID003116	Conformant
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA	CID002844	Conformant
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA	CID001231	Conformant
Tin	Luna Smelter, Ltd.	RWANDA	CID003387	Conformant
Tin	Ma’anshan Weitai Tin Co., Ltd.	CHINA	CID003379	Conformant
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL	CID002468	Conformant

Metal	Smelter Name	Country	ID	Status
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	CID001105	Conformant
Tin	Melt Metais e Ligas S.A.	BRAZIL	CID002500	Conformant
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA	CID001142	Conformant
Tin	Metallo Belgium N.V.	BELGIUM	CID002773	Conformant
Tin	Metallo Spain S.L.U.	SPAIN	CID002774	Conformant
Tin	Mineracao Taboca S.A.	BRAZIL	CID001173	Conformant
Tin	Minsur	PERU	CID001182	Conformant
Tin	Mitsubishi Materials Corporation	JAPAN	CID001191	Conformant
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND	CID001314	Conformant
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES	CID002517	Conformant
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)	CID001337	Conformant
Tin	PT Artha Cipta Langgeng	INDONESIA	CID001399	Conformant
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	CID002503	Conformant
Tin	PT Babel Surya Alam Lestari	INDONESIA	CID001406	Conformant
Tin	PT Bangka Serumpun	INDONESIA	CID003205	Conformant
Tin	PT Menara Cipta Mulia	INDONESIA	CID002835	Conformant
Tin	PT Mitra Stania Prima	INDONESIA	CID001453	Conformant
Tin	PT Prima Timah Utama	INDONESIA	CID001458	Conformant
Tin	PT Rajawali Rimba Perkasa	INDONESIA	CID003381	Conformant
Tin	PT Rajehan Ariq	INDONESIA	CID002593	Conformant
Tin	PT Refined Bangka Tin	INDONESIA	CID001460	Conformant
Tin	PT Stanindo Inti Perkasa	INDONESIA	CID001468	Conformant
Tin	PT Timah Tbk Kundur	INDONESIA	CID001477	Conformant
Tin	PT Timah Tbk Mentok	INDONESIA	CID001482	Conformant
Tin	PT Tinindo Inter Nusa	INDONESIA	CID001490	Conformant

Metal	Smelter Name	Country	ID	Status
Tin	Resind Industria e Comercio Ltda.	BRAZIL	CID002706	Conformant
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA	CID001539	Conformant
Tin	Soft Metais Ltda.	BRAZIL	CID001758	Conformant
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM	CID002834	Conformant
Tin	Thaisarco	THAILAND	CID001898	Conformant
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA	CID003325	Conformant
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL	CID002036	Conformant
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA	CID002158	Conformant
Tin	Yunnan Tin Company Limited	CHINA	CID002180	Conformant
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA	CID003397	On Smelter Look-up Tab List Only
Tungsten	A.L.M.T. Corp.	JAPAN	CID000004	Conformant
Tungsten	ACL Metais Eireli	BRAZIL	CID002833	Conformant
Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM	CID002502	Conformant
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	CID002513	Conformant
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA	CID000258	Conformant
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA	CID002645	Conformant
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA	CID000875	Conformant
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA	CID002315	Conformant
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	CID002494	Conformant

Metal	Smelter Name	Country	ID	Status
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA	CID000568	Conformant
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	CID000218	Conformant
Tungsten	H.C. Starck Tungsten GmbH	GERMANY	CID002541	Conformant
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	CID000769	Conformant
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA	CID000766	Conformant
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION	CID002649	On Smelter Look-up Tab List Only
Tungsten	Japan New Metals Co., Ltd.	JAPAN	CID000825	Conformant
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	CID002551	Conformant
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	CID002321	Conformant
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	CID002318	Conformant
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA	CID002317	Conformant
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	CID002316	Conformant
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA	CID000966	Conformant
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA	CID000105	Conformant
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	CID002319	Conformant
Tungsten	Masan High-Tech Materials	VIET NAM	CID002543	Conformant
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION	CID002845	On Smelter Look-up Tab List Only
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA	CID002589	Conformant

Metal	Smelter Name	Country	ID	Status
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES	CID002827	Conformant
Tungsten	TANIOBIS Smelting GmbH & Co. KG	GERMANY	CID002542	Conformant
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION	CID002724	On Smelter Look-up Tab List Only
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA	CID002044	Conformant
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA	CID002320	Conformant
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA	CID002082	Conformant
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA	CID002830	Conformant

(1)	We note the following in connection with the information contained in the foregoing list:

a)

The smelters and refiners listed above were identified to us by the Suppliers as being part of our 2021 supply chain. However, not all of the included smelters and refiners may have processed necessary 3TG contained in our In-Scope Products. Some Suppliers may have reported to us smelters and refiners that were not in our supply chain due to over-inclusiveness in the information received from their suppliers, due to errors or for other reasons. In addition, the smelters and refiners reflected above may not be all of the smelters and refiners in our 2021 supply chain, since (i) we have not included smelter or refiner information that our Suppliers reported to us at a “company level,” meaning that they reported to us the 3TG content contained in all of their products, not just the products they sold to us; (ii) many of our Suppliers were unable to identify all of the smelters and refiners used to process the necessary 3TG content contained in our In-Scope Products; and (iii) because not all of our Suppliers responded to our inquiries.

b)

The listed smelters and refiners only include those reported entities that were listed on the Smelter Look-up tab list of the Template because those are the only reported entities that we were able to determine were smelters or refiners.

c)

“Conformant” means that a smelter has successfully completed an assessment against the applicable Responsible Minerals Assurance Process (“RMAP”) standard or an equivalent cross-recognized assessment. Included smelters and refiners were not necessarily Conformant for all or part of 2021 and may not continue to be Conformant for any future period.

d)	“Active” means that the smelter or refiner is currently engaged in the RMAP but a conformance determination has yet to be made.

e)

“Smelter Look-up List Tab Only” means that a smelter or refiner is listed on the Smelter Look-up tab list of the Template, but is not listed as “Conformant” or “Active.” The RMI notes on its website that the operational impacts of COVID-19 have led to postponements of some RMAP assessments. The RMI website also notes that, due to the eligibility criteria for an RMAP assessment, smelters are sometimes removed from the Conformant list because they are no longer operational and not because they are non-conformant to the standard.

f)	The compliance status and country location reflected in the list is based solely on information made available by the RMI to its members, without independent verification by us.

g)	Country Location is the location of the smelter or refiner and is based solely on information made publicly available by RMI, without independent verification by us.

We have endeavored to determine the mine or location of origin of the 3TG contained in our In-Scope Products by requesting that the Suppliers provide us with completed Templates and through the flow-down provisions contained in the Conflict Minerals Policy. Where a smelter or refiner has been identified, we also have reviewed public online information and information made available by the RMI to its members, to the extent available, to try to determine the mine or location of origin.

Country of Original Information

The countries of origin of the 3TG processed by the Conformant smelters and refiners identified to us by the Suppliers may have included the countries listed below, in addition to other possible countries. The listed countries of origin are derived from information made available by the RMI to its members.

Argentina	Eritrea	Mali	Singapore
Armenia	Ethiopia	Mauritania	Slovakia
Australia	Fiji	Mexico	Solomon Islands
Austria	Finland	Mongolia	South Africa
Azerbaijan	France	Montenegro	South Korea
Belgium	French Guiana	Morocco	Spain
Benin	Georgia	Mozambique	Sudan
Bolivia	Germany	Myanmar	Suriname
Botswana	Ghana	Namibia	Swaziland
Brazil	Guatemala	New Zealand	Sweden
Bulgaria	Guinea	Nicaragua	Taiwan
Burkina Faso	Guyana	Niger	Tajikistan
Burundi*	Honduras	Nigeria	Tanzania*
Canada	India	Oman	Thailand
Chile	Indonesia	Papua New Guinea	Turkey
China	Ivory Coast	Peru	Uganda*
Colombia	Japan	Philippines	United Kingdom of Great
Costa Rica	Kazakhstan	Portugal	Britain and Northern
Cyprus	Kenya	Russian Federation	Ireland
Democratic Republic of	Kyrgyzstan	Rwanda*	United States of America
the Congo*	Laos	Saudi Arabia	Uruguay
Dominican Republic	Liberia	Senegal	Uzbekistan
Ecuador	Madagascar	Serbia	Vietnam
	Malaysia	Sierra Leone	Zimbabwe

*Represents a Covered Country.

Alternatively, some of the 3TG processed by the Conformant smelters and refiners may have originated from recycled or scrap sources.

Based on the manner in which information is made available by the RMI, we were not able to determine the countries of origin of the 3TG processed by the identified Conformant smelters and refiners with greater specificity. In addition, for some of the identified Conformant smelters and refiners, origin information is not disclosed by the RMI. We do not have information on the countries of origin of the 3TG processed by the other smelters and refiners listed in the smelter and refiner table above.

As noted earlier in this Conflict Minerals Report, based on our reasonable country of origin inquiry, we concluded that 82 of the Conformant smelters and refiners identified by the Suppliers sourced entirely from outside of the Covered Countries, including from recycled or scrap sources.

Due Diligence Improvement Measures

We intend to further improve due diligence measures for 2022 in order to mitigate the risk that the necessary 3TG in our In-Scope Products benefit armed groups by taking the following steps, among others:

•	Continuing to encourage Suppliers that provided company level information for 2021 to provide product level information for 2022 through ongoing outreach with these Suppliers;

•	Continuing to engage with Suppliers that provided incomplete responses or that did not provide responses for 2021 to help ensure that they provide requested information for 2022; and

•	Communicating our sourcing expectations to any new supplier in 2022, including providing the supplier with a copy of the Conflict Minerals Policy.